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                                                                    Exhibit 1.1



                        CIT EQUIPMENT COLLATERAL 2005-EF1
                                   OWNER TRUST
                            RECEIVABLE -BACKED NOTES

             $ 152,000,000 3.852% Receivable-Backed Notes, Class A-1 $ 113,000,000 4.30% Receivable-Backed Notes, Class A-2
             $ 189,000,000 4.42% Receivable-Backed Notes, Class A-3
            $ 82,100,000 Floating Receivable-Backed Notes, Class A-4
               $ 12,382,000 4.71% Receivable-Backed Notes, Class B
               $ 20,050,000 4.78% Receivable-Backed Notes, Class C
               $ 21,228,735 5.10% Receivable-Backed Notes, Class D

                             UNDERWRITING AGREEMENT

                                                                 August 17, 2005

Banc of America Securities LLC
   as a Representative for the Underwriters
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255-0001


Barclays Capital Inc.
   as a Representative for the Underwriters
222 Broadway, 7th Floor
New York, New York 10038



Dear Sirs:

         1. Introductory. CIT Funding Company, LLC, a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule A hereto (the "Underwriters"), for whom Banc of America Securities LLC and Barclays Capital Inc. are acting as representatives (the "Representatives"), an aggregate of $152,000,000 principal amount of the 3.852% Receivable-Backed Notes, Class A-1, $113,000,000 principal amount of the 4.30% Receivable-Backed Notes, Class A-2, $189,000,000 principal amount of the 4.42% Receivable-Backed Notes, Class A-3, $82,100,000 principal amount of the Floating Rate Receivable-Backed Notes, Class A-4, $12,382,000 principal amount of the 4.71% Receivable-Backed Notes, Class B, $20,050,000 principal amount of the 4.78% Receivable-Backed Notes, Class C and $21,228,735 principal amount of the 5.10% Receivable-Backed Notes, Class D (collectively, the "Offered Securities"), of the CIT Equipment Collateral 2005-EF1 (the "Trust"). The Trust will be created pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") dated as of July 1, 2005, between the Company and The Bank of New York (Delaware), as owner trustee (the "Owner Trustee"). The Offered Securities will be issued under an Indenture (the "Indenture") dated as of July 1, 2005, between the Trust and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"). The Trust is also issuing to the Company and the sole Equity Certificate






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(the "Certificate") evidencing the entire beneficial equity interest in the
Trust. The Class A-4 Notes will also have the benefit of an interest rate swap pursuant to an ISDA Master Agreement dated as of August 24, 2005, together with the related schedule and confirmations (the "Swap Agreement") between the Trust and Barclays Bank PLC, as swap counterparty (the "Swap Counterparty").

                  Before the Time of Delivery (as defined below), the Company purchased certain of the Contracts and certain interests in the equipment related to such Contracts (the equipment relating to any of the Contracts being referred to herein as the "Equipment") from CIT Financial USA, Inc. ("CFUSA") pursuant to the Amended and Restated Sale and Contribution Agreement, dated as of March 2, 1999, as amended and restated as of June 29, 2000, as amended by the First Amendment to Amended and Restated Sale and Contribution Agreement dated as of June 27, 2002 (the "VFC Purchase Agreement") by and among CFUSA, AT&T Capital Corporation (now known as Capita Corporation, "Capita") and the Company transferred such Contracts and such interests in the related Equipment to the CIT Equipment Trust-VFC Series (the "VFC Trust"). Prior to the Company's acquisition of such Contracts and such interests in the related Equipment from CFUSA pursuant to the VFC Purchase Agreement, CFUSA had purchased such Contracts and related Equipment from The CIT Group/Equipment Financing, Inc. ("CITEF") pursuant to the Amended and Restated Conveyancing Agreement, dated as of March 2, 1999, as amended and restated as of June 29, 2000, as amended by the First Amendment to Amended and Restated Conveyancing Agreement dated as of September 28, 2000, as amended by the Second Amendment to Amended and Restated Conveyancing Agreement dated as of June 27, 2002, as amended by the Third Amendment to Amended and Restated Conveyancing Agreement dated as if June 26, 2003 (the "VFC Conveyancing Agreement") by and among CFUSA and the TCC Financing Originators (as defined herein). CITEF is a direct wholly-owned subsidiary of CIT Group Inc., a Delaware corporation (hereinafter "CIT"). On or before the Time of Delivery, the Company will reacquire the Contracts and interests in related Equipment described in the preceding sentence from the VFC Trust pursuant to a Release and Assignment (the "VFC Assignment") dated as of August 24, 2005 between the VFC Trust and the Company. The Company will also enter into a Series 2005-EF1 VFC Purchase and Sale Agreement (the "Series 2005-EF1 VFC Purchase Agreement") dated as of July 1, 2005 between CFUSA and the Company. In addition, on or before the Time of Delivery, CFUSA will purchase certain other Contracts and certain interests in related Equipment from CITEF pursuant to a Non-VFC Conveyancing Agreement (the "Non-VFC Conveyancing Agreement") dated as of July 1, 2005 between CITEF and CFUSA and the Company will purchase such Contracts and such interests in related Equipment from CFUSA pursuant to the Non-VFC Purchase and Sale Agreement (the "Non-VFC Purchase Agreement") dated as of July 1, 2005 between CFUSA and the Company.

                  The Trust will acquire a pool of equipment leases (each a "Lease Contract") and installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (each a "Loan Contract," and collectively with the Lease Contracts, the "Contracts"), the security interest, if any, of the Company in Equipment securing the Loan Contracts, a security interest in the Company's interest in the Equipment related to the Lease Contracts and certain other rights pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2005, among the Company, the Trust, CFUSA and CITEF. Pursuant to the Pooling and Servicing Agreement, CITEF has agreed to


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service the Contracts. In addition, the Indenture Trustee will establish for the benefit of the noteholders a reserve account (the "Reserve Account") having an initial balance of $11,205,454 (the "Initial Deposit"), which will initially be funded from the proceeds from the sale of the Offered Securities. As used herein, the term "Related Documents" means the Trust Agreement, the Offered Securities, the Indenture, the Pooling and Servicing Agreement, the Series 2005-EF1 VFC Purchase Agreement, the VFC Assignment, the Non-VFC Conveyancing Agreement, the Non-VFC Purchase Agreement and the Letter of Representations among the Trust, the Indenture Trustee and The Depository Trust Company.

                  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture or the Pooling and Servicing Agreement.

                  2. Representations and Warranties of the Company and CFUSA. Each of the Company and CFUSA, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) The Trust, the Company and the Offered Securities meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-122288), including the related preliminary prospectus or prospectuses, relating to the Offered Securities and the offering thereof from time to time in accordance with Rule 415 under the Act. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company will prepare and file with the Commission a prospectus supplement, dated August 17, 2005, (together with any later dated prospectus supplement relating to the Offered Securities, the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Act. The registration statement as amended at the date hereof is hereinafter referred to as the "Registration Statement." The term "Base Prospectus" means the prospectus dated August 16, 2005 relating to all offerings of securities under the Registration Statement. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means any preliminary prospectus supplement, dated August 16, 2005, specifically relating to the Offered Securities, together with the Base Prospectus. As used herein, the terms "Registration Statement," "Prospectus," "Base Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional debt securities pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any



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Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document with the Commission pursuant to the Act or pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be;

                  (b) No stop order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of such Underwriter: (i) the concession and reallowance figures appearing in the table after the second paragraph under the caption "PLAN OF DISTRIBUTION" and the information contained in the second and fourth paragraphs under the caption "PLAN OF DISTRIBUTION" (collectively, the "Provided Information") and (ii) the Derived Information (as defined in Section 7 below) contained in any Current Report (as defined in Section 5(j) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto). In addition, the statements in "DESCRIPTION OF THE NOTES AND INDENTURE" in the Prospectus, to the extent they constitute a summary of the Notes, the Indenture and the Pooling and Servicing Agreement, constitute a fair and accurate summary thereof.

                  (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Provided Information;

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                  (d) Since the respective dates as of which information is
given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Company, CFUSA, CITEF, CIT or the Trust (other than as contemplated in the Registration Statement or the Prospectus) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Related Documents to which it is a party or
(2) the Contracts or the Trust Estate (as defined in the Trust Agreement) considered in the aggregate;

                  (e) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware; CFUSA has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware; CITEF has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; each of the Company and CFUSA has the power and authority (corporate and/or other) to own its properties and conduct its business to the extent described in the Prospectus and to perform its obligations under this Agreement and the Related Documents to which it is a party; CITEF has the power and authority (corporate and/or other) to own its properties and conduct its business to the extent described in the Prospectus; and each of the Company, CFUSA and CITEF has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction;

                  (f) As of the Time of Delivery, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body that is required to be obtained or made by the Company, CFUSA, the Trust and CITEF or their subsidiaries for the consummation of the transactions contemplated by this Agreement and the Related Documents shall have been obtained or made, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Blue Sky laws and except for the UCC Filings, which shall be made promptly and in any event not later than 10 calendar days after the Time of Delivery;

                  (g) Reserved;

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and CFUSA and constitutes a legal, valid and binding agreement of the Company and CFUSA enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and
(iii) with respect to rights of indemnity thereunder, limitations of public policy under applicable securities laws;

                  (i) The Offered Securities have been duly and validly authorized by the Trust and, when issued pursuant to the Indenture and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust, enforceable against the Trust in accordance with their terms

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(except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification thereunder and (iii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law), and entitled to the benefits provided by the Indenture under which they are to be issued, which Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture will constitute a valid and legally binding instrument of the Trust, enforceable against the Trust in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors (ii) any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification thereunder and (iii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the other Related Documents will constitute a valid and legally binding obligation of the Company and CFUSA, as applicable, enforceable against the Company and CFUSA in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification thereunder and (iii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; the execution, delivery and performance by the Company, CFUSA and the Trust of the Related Documents to which they are a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action and proceedings required of them; and the Offered Securities, the Indenture, the Pooling and Servicing Agreement, the Trust Agreement and the other Related Documents will conform in all material respects to the descriptions thereof in the Prospectus;

                  (j) The issuance of the Offered Securities by the Trust and sale of the Offered Securities by the Company hereunder and the compliance by the Trust, the Company and CFUSA with the provisions of this Agreement, and the compliance by the Trust, the Company, CITEF and CFUSA with the provisions of the Related Documents to which they are parties and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust, the Company or CFUSA is a party (except with respect to the notifications and consents required under certain of the Contracts described in paragraph (m) in the definition of Eligible Contract in Section 1.01 of the Pooling and Servicing Agreement, which will be given or obtained no later than 10 days after the Time of Delivery to the extent described in subsection 5(j) hereof or will otherwise be repurchased as provided in the Purchase and Sale Agreements or a substitution therefor will be made, as provided in Section 7.06 of the Pooling and Servicing Agreement) or by which the Trust, the Company, CFUSA or CITEF or any of their subsidiaries is bound or to which any of the property or assets of the Trust, the Company, CFUSA or CITEF is subject, nor will such action result in any violation of the provisions of the certificate of incorporation, by-laws, limited liability agreement or Trust Agreement of the Company, CFUSA

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or CITEF or the Trust or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Company, CFUSA or CITEF or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by any of the Company, CFUSA or CITEF or the Trust for the issuance of the Offered Securities by the Trust and the sale of the Offered Securities by the Company or the consummation by the Trust, the Company or CFUSA of the transactions contemplated by this Agreement or the Related Documents, except (i) the registration under the Act of the Offered Securities, (ii) such as have been obtained under the Trust Indenture Act, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters and (iv) any consents required under certain of the Contracts, as more fully described above in this clause (j);

                  (k) There are no legal or governmental proceedings to which the Company, CFUSA, the Trust or CITEF is a party or of which any property of the Company, CFUSA, the Trust or CITEF is the subject (i) asserting the invalidity of this Agreement, the Offered Securities or any other Related Documents, (ii) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by this Agreement or any Related Document, (iii) which is reasonably expected to materially and adversely affect the performance by the Company, CFUSA, CITEF or the Trust, in any material respect of their respective obligations under, or the validity or enforceability of, this Agreement, the Offered Securities or the other Related Documents, as applicable, (iv) seeking to affect adversely the federal income tax attributes of the Offered Securities described in the Prospectus or (v) which is reasonably expected to, individually or in the aggregate, have a material adverse effect on the Company, CFUSA, the Trust or CITEF; and, to the best of the Company's and CFUSA's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (l) The Company, CFUSA and CITEF are not in violation of their respective Certificate of incorporation, by-laws, limited liability company agreement or other constituent agreements and the Trust is not in violation of the Trust Agreement, and none of the Company, CFUSA, the Trust nor CITEF is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                  (m) Each of the Company and the Trust is not and, after giving effect to the offering and sale of the Offered Securities and other transactions contemplated hereby, will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (n) As of the Initial Cut-off Date, the computer tape of the Contracts made available to the Representatives by CFUSA, CITEF and the Company was accurate in all material respects;



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                  (o) No selection procedures adverse to the holders of the
Offered Securities were utilized (i) in selecting those contracts transferred by
(x) CITEF to CFUSA, (y) from CFUSA to the Company and (z) from the VFC Trust to the Company from those lease and loan contracts available therefor or (ii) in selecting those contracts transferred by the Company to the Trust from those lease and loan contracts available therefor;

                  (p) Upon execution and delivery of the VFC Assignment and the Non-VFC Purchase Agreement and the consummation of the transactions thereunder, the Company will acquire the Contracts and an interest in the related Equipment, free and clear of any lien, charge or encumbrance other than Permitted Liens, and subject to the rights of the related obligors; and, upon execution and delivery of the Pooling and Servicing Agreement, the Trust will acquire the Contracts, free and clear of any lien, charge or encumbrance (other than as contemplated by the Related Documents), but subject to the rights of the related obligors;

                  (q) As of the date hereof and as of the Time of Delivery, CFUSA is not obligated to repurchase Contracts constituting a material portion of the Contract Pool Principal Balance (as defined in the Indenture);

                  (r) As of the date hereof, the Company is wholly owned by CFUSA;

                  (s) In accordance with Generally Accepted Accounting Principles, as currently in effect, each party to the VFC Purchase Agreement, the VFC Assignment, the Series 2005-EF1 VFC Purchase Agreement, and the Non-VFC Purchase Agreement will treat the transactions contemplated by such agreements as a sale of the Contracts and interests in the related Equipment to the Company, and the Company will treat the transactions contemplated by the Pooling and Servicing Agreement as a sale of the Contracts to the Trust;

                  (t) CFUSA represents and warrants that it has made available to the Underwriters copies of CIT's 2004 consolidated financial statements for the year ended December 31, 2004 and CIT's unaudited balance sheet and statements of income and retained earnings for the period ended June 30, 2005 as filed with the SEC on form 10-Q. Except as set forth in or contemplated in the Registration Statement and the Prospectus or as described by CIT in SEC filings or press releases of general distribution, copies of which have been delivered to you, there has been no material adverse change in the condition (financial or otherwise) of CIT and its subsidiaries, taken as a whole, since June 30, 2005;

                  (u) Any taxes, fees and other governmental charges arising from the execution and delivery by CFUSA or the Company of this Agreement, the Pooling and Servicing Agreement, the Trust Agreement and the Indenture and in connection with the execution, delivery and issuance of the Offered Securities and with the transfer of the Contracts and the Equipment, have been paid or will be paid by the Company prior to the Closing Date; and

                  (v) As of the Closing Date, each of the respective representations and warranties of the Company, CFUSA, the Trust and CITEF set forth in the Related Documents will be true and correct, and the Underwriters may rely on such representations and warranties as if they were set forth herein in full.

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                  All representations, warranties and agreements made herein shall be deemed made as of the date hereof and as of the Time of Delivery; provided, however, that to the extent any representation or warranty relates to a specific date, such representation and warranty shall be deemed to continue to relate to such date.

                  3. Sale and Delivery to the Underwriters; Closing. Subject to the terms and conditions herein set forth, the Company agrees to cause the Trust to issue the Offered Securities and the Company agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the Offered Securities at the purchase price for each class of Offered Securities equal to the product of (x) the principal balance of such class of Offered Securities purchased by an Underwriter and (y) the Purchase Price Percent for such class of Offered Securities, as set forth in Schedule A hereto.

                  The Offered Securities will be represented initially by one or more definitive global certificates in registered form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or, on DTC's behalf, with DTC's designated nominee or custodian and duly endorsed to DTC or in blank by an effective endorsement. The Company will transfer the Offered Securities in book-entry form to the Representatives, for the account of each Underwriter, against payment by the Representatives (by or on behalf of each such Underwriter or otherwise) of the purchase price therefor by wire transfer payable to the order of the Company in federal (same day) funds (to such account or accounts as the Company shall designate), by causing DTC to credit the Offered Securities to the accounts of the Representatives at DTC. The Company will cause the global certificates referred to above to be made available to the Representatives for checking at least 24 hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on August 24, 2005 or such other time and date as the Representatives and the Company may agree upon in writing.
Such time and date are herein called the "Time of Delivery."

                  The documents to be delivered at Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Offered Securities and any additional documents requested by the Underwriters pursuant to Section 6(v) hereof, will be delivered at the offices of McDermott Will & Emery LLP, 50 Rockefeller Plaza, New York, New York 10020-1605 (the "Closing Location"), and the Offered Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

                  4. Offering by Underwriters. It is understood that upon the authorization by the Representatives of the release of the Offered Securities, the Underwriters propose and agree to offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

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                  5. Certain Agreements of the Company and CFUSA. The Company
and CFUSA, jointly and severally, agree with each of the Underwriters that:

                  (a) The Company will prepare the Prospectus in a form approved by the Representatives (which approval will not be unreasonably withheld) and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the date required by Rule 424; will make no further amendment or any supplement to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) under the Act) or Prospectus, except as provided in
Section 5(c) hereof, for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Offered Securities, which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and will furnish the Representatives with copies thereof; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company (on behalf of the Trust) or the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; will advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, will promptly use its best efforts to obtain the withdrawal of such order.

                  (b) The Company will promptly from time to time take such action as the Representatives may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such states as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such states for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith the Company or the Trust shall not be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any state.

                  (c) The Company will furnish the Underwriters with copies of the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act or the Trust Indenture Act, will consult with the Representatives and promptly will file such document which will correct such statement or omission and will prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives' request will, at the Company's expense, prepare and deliver to such Underwriter as many copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

                  (d) The Company will cause the Trust to comply with the periodic reporting requirements under the Exchange Act.

                  (e) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery or the termination of the syndicate of Underwriters for this Offering, which shall in no event exceed 30 days from the Time of Delivery, neither the Company, CFUSA nor CITEF will offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities secured by or evidencing interests in receivables similar to the Contracts.

                  (f) So long as any Offered Securities shall be outstanding, the Company will deliver or cause to be delivered to the Representatives the annual statement as to compliance and the annual statement of a firm of independent public accountants required to be delivered to the Indenture Trustee pursuant to Sections 9.04 and 9.05 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

                  (g) The Company will furnish such information, execute such instruments and take such actions, if any, as the Representatives may reasonably request in connection with the filing with the NASD relating to the Offered Securities should the Representatives determine that such filing is required or appropriate.

                  (h) So long as any of the Offered Securities are outstanding, the Company will furnish or cause the Trust to furnish to the Representatives as soon as practicable (i) all documents required to be distributed to holders of the Offered Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) all monthly reports required to be delivered to or filed with the Owner Trustee or the Indenture Trustee, (iii) all notices or requests to or from the Rating Agencies with respect to the Offered Securities that have been delivered to or received by the Company or the Trust and (iv) from time to time, any other publicly available information concerning the Company or the Trust filed with any government or regulatory authority, as the Representatives may reasonably request.

                  (i) At the Time of Delivery, the electronic ledger used by CFUSA as a master record of the Contracts conveyed by CFUSA to the Company, conveyed by the VFC Trust to the Company and by the Company to the Trust shall be marked in such a manner as shall clearly indicate the Trust's absolute ownership of the Contracts, and from and after the Time of Delivery, neither the Company, CFUSA, CITEF nor any of their affiliates shall take any action inconsistent with the Trust's ownership of such Contracts, other than as permitted by the Pooling and Servicing Agreement.

                  (j) Provided that the Company has received the letter from PricewaterhouseCoopers, described in Section 7A(a) relating to any Collateral Term Sheets, Structural Term Sheets or Computational Materials (each as defined in Section 7 below), as the case may be, the Company will cause any such Collateral Term Sheets, Structural Term Sheets or Computational Materials with respect to the Offered Securities which are delivered to the Company as provided in Section 7 below to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") not later than two days following first use thereof, in the case of any Collateral Term Sheets and not later than the date on which the prospectus supplement relating to the Offered Securities is available for distribution to investors in the case of any Structural Term Sheets or Computational Materials.

                  (k) To the extent, if any, that the rating provided with respect to the Offered Securities by any of the Rating Agencies that initially rate the Offered Securities is conditional upon the furnishing of documents or the taking of any other reasonable actions by the Trust, the Company, CITEF or CFUSA, the Company, CFUSA and CITEF will use their best efforts to furnish, as soon as practicable, such documents and take (or cause the taking of) any such other actions.

                  (l) The Company will cause the Trust to use the net proceeds received by it from the issuance of the Offered Securities in the manner specified in the Prospectus under the caption "USE OF PROCEEDS."

                  (m) The Company and CFUSA will pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Related Document, the Blue Sky Memoranda, closing documents (including compilations thereof) and any other documents in connection with the offer, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys;
(iv) the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the National Association of Securities Dealers, Inc. of the Offered Securities; (v) any fees charged by the Rating Agencies for rating the Offered Securities; (vi) the up-front fees and expenses of the Indenture Trustee and Owner Trustee and any agent of the Indenture Trustee and Owner Trustee and the reasonable up-front fees and disbursements of counsel for the Indenture Trustee and Owner Trustee in connection with the Indenture and the Offered Securities; (vii) the costs and expenses of the Company and CFUSA relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with road show presentations with the prior written approval of the Company and CFUSA, reasonable travel and lodging expenses of the Representatives and officers of the Company and CFUSA and any such consultants, and the cost of any aircraft chartered in connection with the road show, with the prior written consent of the Company; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, securities transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

                  6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and CFUSA herein are, at and as of the Time of Delivery, true and correct (except to the extent that any representation or warranty relates to a specific date, in which case such representation or warranty shall be deemed to continue to relate to such date), the condition that the Company and CFUSA shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions precedent:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

                  (b) McKee Nelson LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery, with respect to certain securities law issues and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to render opinions based upon such matters;

                  (c) The Underwriters shall have received (i) from McDermott Will & Emery LLP, opinions in respect of "true sale", "nonconsolidation" and the validity of the Related Documents, in form and substance reasonably satisfactory to them or letters authorizing the Underwriters to rely upon such opinions and
(ii) letters authorizing the Underwriters to rely upon any other opinion or opinions delivered by counsel or certificates delivered by any party to any of the Rating Agencies in connection with the transactions contemplated by this Agreement and the Related Documents;

                  (d) McDermott Will & Emery LLP, counsel for the Company, shall have furnished to the Underwriters their opinions, dated the Time of Delivery, in form, scope and substance reasonably satisfactory to the Representatives. It is understood and agreed that in rendering any opinion relating to the attachment or perfection of security interests governed by Delaware law, McDermott Will & Emery LLP may rely on opinions by Delaware local counsel reasonably satisfactory to the Representatives that are in a form and substance reasonably satisfactory to the Representatives and the Representatives' counsel; provided that if Richards, Layton & Finger, P.A. provides such opinion with respect to Delaware law, McDermott Will & Emery LLP shall not be required to provide such an opinion;

                  (e) The Underwriters shall have received from McDermott Will & Emery LLP opinions in respect of tax matters in form and substance reasonably satisfactory to the Representatives;

                  (f) Thacher, Proffitt & Wood, counsel for the Indenture Trustee, shall have furnished to the Underwriters their opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect that:

                        (i) The Indenture Trustee has been duly incorporated and
                  is validly existing and in good standing as a banking corporation under the laws of the State of New York, with full power and authority to execute and deliver the Related Documents to which it is a party and perform its obligations thereunder;

                        (ii) No consent, approval or authorization of, or
                  registration, declaration or filing with, any federal or State of New York, court or governmental agency or body is required for the execution, delivery or performance by the Indenture Trustee of the Related Documents to which it is a party;

                        (iii) The execution and delivery of the Related
                  Documents to which it is a party by the Indenture Trustee and the performance by the Indenture Trustee of the respective terms thereof do not conflict with or result in a violation of
                  (A) any federal or State of New York, law or regulation governing the banking or trust powers of the Indenture Trustee and (B) the charter documents or By-laws of the Indenture Trustee;

                        (iv) To such counsel's knowledge, there are no actions
                  proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Related Documents to which it is a party;

                        (v) The Related Documents to which it is a party have
                  been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; and

                        (vi) The Offered Securities have been duly authenticated
                  and delivered by the Indenture Trustee in accordance with the Indenture.

                  (g) Emmet, Marvin and Martin, LLP, Delaware counsel for the Owner Trustee, shall have furnished to the Underwriters their opinions, dated the Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect that:

                        (i) The Owner Trustee is duly incorporated, is validly
                  existing and in good standing as a banking corporation under the laws of the State of New York;

                        (ii) The Owner Trustee has the power and authority to
                  execute, deliver and perform its obligations under the Trust Agreement;

                        (iii) The Trust Agreement has been duly authorized,
                  executed and delivered by the Owner Trustee and constitutes a legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee, in accordance with its terms;

                        (iv) Neither the execution, delivery and performance by
                  the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee, of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States governing the trust powers of the Owner Trustee, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed); and

                        (v) Neither the execution, delivery and performance by
                  the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of any of the transactions contemplated thereby, (i) conflicts with or constitutes a breach of or default under the articles of organization or by-laws of the Owner Trustee or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the trust powers of the Owner Trustee.

                  (h) Counsel for the Swap Counterparty shall have furnished to the Underwriters their opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives;

                  (i) (i) On the date of the Prospectus, (ii) at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "agreed-upon procedures letters" to underwriters in transactions of this nature, including a statement by each to the effect that PricewaterhouseCoopers LLP is an independent public accountant with respect to the Trust, the Company, CITEF, CFUSA and CIT, as defined in the Act and the rules and regulations of the Commission thereunder;

                  (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the Company, CFUSA, CIT, CITEF or the Trust (other than as contemplated in the Registration Statement) which, in the reasonable judgment of the Representatives, would be expected to have an effect on either (a) the ability to such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Related Documents to which it is a party or (b) the Contracts or the Trust Estate, that, in either case, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Securities as contemplated by the Registration Statement and the Prospectus (and any supplements thereto);

                  (k) The Swap Agreement shall have been duly authorized, executed and delivered by the Swap Counterparty and the Trust;

                  (l) At the Time of Delivery, (i) the Class A-1 Notes shall be rated by each of Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch") "A-1+", "P-1" and "F1+" respectively; (ii) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall be rated at least "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch; (iii) the Class B Notes shall be rated at least "AA" by S&P, "Aa2" by Moody's and "AA" by Fitch (iv) the Class C Notes shall be rated at least "A" by S&P, "A1" by Moody's and "A" by Fitch and (v) the Class D Notes shall be rated at least "BBB" by S&P and "BBB" by Fitch;

                  (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Company, CIT, CFUSA or CITEF which, in the judgment of the Representatives, materially impairs the investment quality of the Offered Securities or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of any of CIT, CFUSA or CITEF, as applicable, or any of their direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Nasdaq National Market or in the over-the-counter market, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of CIT, CFUSA or CITEF on any exchange or in the over-the-counter market; (v) any banking moratorium declared by Federal, New Jersey or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities on the terms and in the manner contemplated by this Agreement and in the Prospectus.

                  (n) Each of the Company and CFUSA shall have delivered to the Representatives a certificate, dated the Time of Delivery, signed by its Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, principal financial officer, principal accounting officer, or treasurer to the effect that the signer of such certificate has examined this Agreement, the Pooling and Servicing Agreement, the Indenture, the Prospectus (and any supplements thereto), the Registration Statement, and the other Related Documents and that:

                        (i) the representations and warranties of the Company or
                  CFUSA, as applicable, in this Agreement and the Pooling and Servicing Agreement are true and correct at and as of the Time of Delivery as if made on and as of the Time of Delivery (except to the extent they expressly relate to an earlier date, in which case the representations and warranties of such party are true and correct as of such earlier date as if made at the Time of Delivery);

                        (ii) the Company or CFUSA, as applicable, has complied
                  with all of the agreements and satisfied all of the material conditions on its part to be performed or satisfied under this Agreement at or prior to the Time of Delivery;

                        (iii) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signer, threatened;

                        (iv) since the respective dates as of which information
                  is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Company, CFUSA, CITEF or the Trust (other than as contemplated in the Registration Statement) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Related Documents to which it is a party or (2) the Contracts or the Trust Estate (taken as a group);

                        (v) as of the Time of Delivery, no Contracts
                  constituting a material portion of the Initial Contract Pool Principal Balance constitute Ineligible Contracts; and

                        (vi) as to such other matters as the Representatives may
                  reasonably request.

                  (o) CFUSA shall have delivered to the Underwriters a certificate, dated the Time of Delivery, signed by its Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, principal financial officer, principal accounting officer, or treasurer to the effect that the signer of such certificate has examined the Purchase and Sale Agreements and that:

                        (i) as of the Time of Delivery, no Contract sold by
                  CFUSA to the Company constitutes an Ineligible Contract;

                        (ii) the representations and warranties of CFUSA in the
                  Purchase and Sale Agreements are true and correct at and as of the Time of Delivery as if made on and as of the Time of Delivery (except to the extent they expressly relate to an earlier date, in which case the representations and warranties of such party are true and correct as of such certain date as if made at the Time of Delivery); and

                        (iii) as to such other matters as the Representatives
                  may reasonably request.

                  (p) The Company shall have delivered to the Representatives a copy, certified by an officer of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (including all exhibits) and full and complete sets of all written comments of the Commission or its staff and all written responses thereto with respect to the Registration Statement;

                  (q) The Company, CFUSA, CITEF, the Owner Trustee, the Indenture Trustee and the Trust shall have executed and delivered each Related Document and the Agreement to which it is a party and the VFC Trust shall have executed and delivered the VFC Assignment;

                  (r) The Underwriters shall have received copies of all UCC searches as McKee Nelson LLP shall reasonably request and within 10 days after the Time of Delivery, copies of UCC Financing Statements and any other evidence of the taking of any other action in all jurisdictions necessary to protect and perfect the ownership and security interests of CFUSA, the Company, the Trust and the Indenture Trustee in the Contracts and the Equipment;

                  (s) The Indenture Trustee shall have established the Reserve Account pursuant to Section 7.01 of the Pooling and Servicing Agreement and the Company shall have deposited the initial deposit in the Reserve Account;

                  (t) [Reserved];

                  (u) [Reserved];

                  (v) The Representatives shall have received copies of each opinion of counsel delivered to any Rating Agency, together with a letter addressed to the Representatives, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date;

                  (w) The Underwriters and McKee Nelson LLP shall have received such information, certificates and documents as the Underwriters or McKee Nelson LLP may reasonably request;

                  (x) Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, shall have furnished to the Underwriters their opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives;

                  (y) Richards, Layton & Finger, P.A., special Delaware counsel to the Company, shall have furnished to the Underwriters their opinions with respect to the limited liability status of the Company and various bankruptcy matters, dated the Time of Delivery, in form and substance satisfactory to the Representatives.

                  7. Indemnification and Contribution. (a) The Company and CFUSA, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and will promptly reimburse each Underwriter, their respective directors and officers and each person who controls the Underwriter within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by any Underwriter and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however,
(i) that the Company and CFUSA shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus (x) in reliance upon and in conformity with the Provided Information unless such Provided Information was based upon Company-Provided Information (as defined below) or
(y) with respect to Derived Information included in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error (a "Company Error") in the Company-Provided Information other than a Company Error which is corrected by information subsequently furnished by the Company in writing or by electronic transmission to such Underwriter prior to the time such Marketing Materials are furnished to the Company pursuant to
Section 7A(a); (ii) such indemnity with regard to any related Preliminary Prospectus shall not inure to the benefit of each Underwriter (or any person controlling each Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities if such person did not receive a copy of the Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Securities to such person if such Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) was timely forwarded to each Underwriter as required by this Agreement and the untrue statement or omission of a material fact contained in such related Preliminary Prospectus was corrected in the Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented); and (iii) the Company and CFUSA shall not, in connection with any one such action or separate but substantially similar or related transactions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters (plus appropriate local counsel), which firm shall be designated in accordance with Section 7(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company and CFUSA may otherwise have to the Underwriters or any person who controls such Underwriter.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and CFUSA, their respective directors and officers and each person, if any, who controls the Company and CFUSA, as the case may be, within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company and CFUSA may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus in reliance upon and in conformity with the Provided Information and provided that such Provided Information was not based upon Company-Provided Information (as defined herein); and will reimburse the Company and CFUSA, their respective directors and officers and each person who controls the Company and CFUSA within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by the Company, CFUSA and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which may otherwise have to each of the Company and CFUSA as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party, in writing of the claim or commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised in writing (with a copy to the indemnifying party) by counsel that representation of such indemnified party and the indemnifying party is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. The indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 7 for any legal or other expenses incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and provided that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party unless such settlement does not include (i) a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party or (ii) any stipulation or statement of facts that may prejudice the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Each Underwriter severally agrees, assuming all Company-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Company and CFUSA, and their respective directors, officers and controlling persons within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided that, in no event shall any Underwriter be responsible under this clause (d) for any amount in excess of the underwriting discount applicable to the Offered Securities purchased by such Underwriter hereunder; and provided further that no such indemnity shall be available for any losses, claims, damages or liabilities (or actions in respect thereof) resulting from a Company Error other than a Company Error which is corrected by information subsequently furnished by the Company in writing or by electronic transmission to such Underwriter prior to the time such Marketing Materials are furnished to the Company pursuant to
Section 7A(a). Each Underwriter's obligations under this Section 7(d) shall be in addition to any liability which each Underwriter may otherwise have to the Company or CFUSA.

                  (e) Each of the Company and CFUSA jointly and severally agrees to indemnify and hold harmless the Underwriters, each of the Underwriters' officers and directors and each person who controls the Underwriters within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Company-Provided Information provided by the Company or CFUSA, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The Company's and CFUSA's obligation under this Section 7(e) shall be in addition to any liability which they may otherwise have to the Underwriters.

                  The procedures set forth in Section 7(c) shall be equally applicable to Sections 7(d) and 7(e).

                  (f) For purposes of this Section 7, the term "Derived Information" means such portion, if any, of the information delivered to the Company or CFUSA by the Underwriters pursuant to Section 5(j) for filing with the Commission on Form 8-K that:

                       (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

                       (ii)  does not constitute Company-Provided Information;
                       and

                       (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

                  "Company-Provided Information" means any computer tape furnished to the Underwriters by the Company or CFUSA concerning the Contracts or any other information furnished by the Company or CFUSA to the Underwriters that is relied on or is reasonably anticipated by the parties hereto to be relied on by the Underwriters in the course of the Underwriters' preparation of its Derived Information or the Provided Information.

                  The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder Letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc, (which letter, and the SEC staff's response thereto, were publicly available May 20,
1994).

                  It is understood and agreed by the parties hereto that no Collateral Term Sheets, Structural Term Sheets or Computational Materials were furnished to prospective investors in connection with this transaction.

                  (g) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and CFUSA on the one hand and the Underwriters on the other from the offering of the Offered Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and CFUSA on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and CFUSA on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company and CFUSA bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or CFUSA on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, CFUSA and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the underwriting discount as set forth on the cover page of the Prospectus paid to the respective Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (h) The obligations of the Company and CFUSA under this
Section 7 shall be in addition to any liability which the Company and CFUSA may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or CFUSA who has signed the Registration Statement and to each person, if any, who controls the Company or CFUSA within the meaning of the Act.

            7A. Marketing Materials.

                  (a) Not later than 10:30 a.m. New York time, on the business day before the date on which any Current Report relating to the Offered Securities is required to be filed by the Company with the Commission pursuant to Section 5(j) hereof, each Underwriter shall deliver to the Company in electronic form or by such other means reasonably requested by the Company, complete copies of all materials, if any, provided by such Underwriter to prospective investors in such Offered Securities which constitute Collateral Term Sheets, Structural Term Sheets or Computational Materials (each of such Collateral Term Sheets, Structural Term Sheets and Computational Materials being referred to as "Marketing Materials"). Each delivery of Marketing Materials to the Company pursuant to this paragraph (a) shall be effected by delivering a copy of such materials to counsel for the Company on behalf of the Company and one copy of such materials to the Company. The Marketing Materials so delivered shall be accompanied by a letter from PricewaterhouseCoopers, addressed to the Company and the Representatives, in form and substance reasonably satisfactory to the Company and the Representatives, to the effect that PricewaterhouseCoopers have performed certain agreed upon procedures with respect to such Marketing Materials as a result of which they have determined that such Marketing Materials are mathematically correct.

                  (b) Each Underwriter that so delivers Marketing Materials represents and warrants to and agrees with the Company, as of date hereof and as of the Closing Date, that:

                        (i) on the date any such Marketing Materials with
                  respect to the Offered Securities were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to Section 7A(a), any Derived Information, assuming the accuracy of the related Company Provided Information included therein, was and will be accurate in all material respects; and

                        (ii) the Marketing Materials contain customary legends
                  and are in substantially the same form as previously furnished to the Company.

                  Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to any information other than the Derived Information provided by such Underwriter.

                  (c) Each Underwriter severally covenants with the Company that if any Derived Information required to be provided to the Company pursuant to this Section 7A is determined to contain any information that is inaccurate or misleading, such Underwriter (whether or not such Derived Information was provided to the Company or filed by the Company with the Commission) shall promptly prepare and deliver to the Company and each prospective investor which received such Derived Information corrected Derived Information. All information provided to the Company pursuant to this Section 7A(c) shall be provided within the time periods set forth in Section 7A(a).

                  (d) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Marketing Materials including the No-Action Letters.

                  (e) Each Underwriter shall provide the Company with representative forms of all Marketing Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter.

                  (f) If an Underwriter does not provide any Marketing Materials to the Registrant pursuant to Section 7(e) and if no Marketing Materials have been previously approved, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Securities that is required to be filed with the Commission in accordance with the No-Action Letters.

                  (g) In the event of any delay in the delivery by any Underwriter to the Company of all Marketing Materials required to be delivered in accordance with Section 7A(a), the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(j) to file the Marketing Materials by the time specified therein.

                  (h) It is understood and agreed by the parties hereto that no Marketing Materials were furnished to prospective investors in connection with this transaction.

                  8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder at the Time of Delivery and the aggregate principal amount of Offered Securities (determined on a class by class basis) that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities (determined on a class by class basis) that the Underwriters are obligated to purchase at such Time of Delivery, the Representatives may make arrangements satisfactory to the Company for the purchase of the Offered Securities (determined on a class by class basis) by other persons, including any of the Underwriters, but if no such arrangements are made by such Time of Delivery, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities (determined on a class by class basis) that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Time of Delivery. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities (determined on a class by class basis) with respect to which such default or defaults occur exceed 10% of the total principal amount of Offered Securities (determined on a class by class basis) that the Underwriters are obligated to purchase at such Time of Delivery and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided, in Section 9 hereof (as to non-defaulting Underwriters only). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  In the event of any such default which does not result in a termination of this Agreement, any of the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warrants and other statements of the Company, CFUSA and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or CFUSA, or any officer or director or controlling person of the Company or CFUSA, and shall survive delivery of and payment for the Offered Securities.

                  If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(m), and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii) through (vii) of Section 6(l) hereof, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 5(m) and 7 hereof.

                  10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of (i) Banc of America Securities LLC, Hearst

Tower, 214 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention:
General Counsel and (ii) Barclays Capital Inc., 222 Broadway, 7th Floor, New York, New York 10038, Attention: General Counsel; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to CFUSA or the Company, shall be delivered or sent by mail, telex or facsimile transmission to The CIT Group, 1 CIT Drive, Livingston, New Jersey 07039,
Attention: Securitization Treasury; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  11. Termination.

                  (a) This Agreement may not be terminated by the Company or CFUSA without the written consent of the Underwriters, except in accordance with law.

                  (b) Notwithstanding anything herein to the contrary, in the event the Company or CFUSA does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriters' obligations hereunder may be immediately canceled by the Underwriters by notice thereof to the Company or CFUSA. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 7 and 9 hereof shall survive any such cancellation.

                  12. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, CFUSA and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and CFUSA and each person who controls the Company and CFUSA or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  13. Representation of Underwriters. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

                  14. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                  15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The parties hereto hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  17. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  18. No Advisory or Fiduciary Responsibility. Each of the Company and CFUSA acknowledges and agrees that (i): the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company and CFUSA, on the one hand, and the several Underwriters, on the other hand and each of the Company and CFUSA is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Company, CFUSA or their stockholders, creditors, employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of either the Company or CFUSA with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either the Company or CFUSA on other matters) or any other obligation to the Company or CFUSA except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and CFUSA and that the several Underwriters have no obligation to disclose any of such interests be virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and CFUSA has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, CFUSA and the several Underwriters, or any of them, with respect to the subject matter hereof.

                  If the foregoing is in accordance with your understanding, please sign and return to us one for each of the Company and CFUSA and for each of the Underwriters plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, CFUSA and the Company.

                                     Very truly yours,

                                     CIT FUNDING COMPANY, LLC


                                     By:
                                         -------------------------------------
                                     Name:
                                     Title:

                                     CIT FINANCIAL USA, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:
The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the
date first above written.

REPRESENTATIVES OF THE UNDERWRITERS



By:      BANC OF AMERICA SECURITIES LLC

         By:
            -----------------------------------------
              Authorized Representative



By:      BARCLAYS CAPITAL INC.                                                ]

         By:
             -----------------------------------------
              Authorized Representative

                                   SCHEDULE A

-----------------------------------------------


Underwriter
-----------------------------------------
                                                   Class A-1          Class A-2         Class A-3         Class A-4
                                                  -----------       ------------       -----------      -------------
Banc of America Securities LLC                    $ 46,000,000       $34,000,000       $ 57,000,000      $24,550,000
Barclays Capital Inc.                             $ 46,000,000       $34,000,000       $ 57,000,000      $24,550,000
ABN AMRO Incorporated                             $ 20,000,000       $15,000,000       $ 25,000,000      $11,000,000
Morgan Stanley & Co. Incorporated                 $ 20,000,000       $15,000,000       $ 25,000,000      $11,000,000
SG Americas Securities, LLC                       $ 20,000,000       $15,000,000       $ 25,000,000      $11,000,000
                                                 ----------------------------------------------------------------------
                                         Total    $152,000,000      $113,000,000       $189,000,000      $82,100,000



Underwriter
-----------------------------------------
                                                    Class B            Class C           Class D
                                                  -----------       ------------       -----------
Banc of America Securities LLC                     $6,191,000        $10,025,000       $10,614,369
Barclays Capital Inc.                              $6,191,000        $10,025,000       $10,614,366
                                                  -------------------------------------------------
                                         Total    $12,382,000        $20,050,000       $21,228,735
                                                  -------------------------------------------------


Purchase Price Percent
----------------------

Class A-1:              100.00000%
Class A-2:               99.99594%
Class A-3:               99.98300%
Class A-4:              100.00000%
Class B:                 99.99831%
Class C:                 99.97008%
Class D:                 99.99194%